Calculation of Filing Fee Tables
S-3
Solid Biosciences Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	Other	42,780,739	$ 7.50	$ 320,855,542.50	0.0001381	$ 44,310.15
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 320,855,542.50		$ 44,310.15
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 44,310.15
Offering Note
[1]	(1) The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 42,780,739 shares of the Registrant's common stock, which consists of (i) 14,973,257 outstanding shares of common stock and (ii) 27,807,482 shares of common stock issuable upon the exercise of outstanding pre-funded warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events. (2) This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's common stock on March 13, 2026, as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date